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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                                         State of
Name                                                     Incorporation
----                                                     -------------

Byron Preiss Multimedia On-Line Services, Inc.           Delaware

Byron Preiss Multimedia Holdings, Inc.                   Delaware

Virtual Comics, Inc.                                     Delaware

Dolphin, Inc.                                            New Jersey

Internet Education Group, Inc.                           Delaware

Multi Dimensional Communications, Inc.                   New York

New Media Schoolhouse, Inc.                              New York

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